UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 31, 2017

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, VA 23452

Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Wheeler Real Estate Investment Trust, Inc. (“Wheeler” or the “Company”) filed two amendments to its Articles of Amendment and Restatement (the “Amendments”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”), which effected the Company’s previously announced one-for-eight reverse stock split of its common stock (the “Reverse Stock Split”). The first Amendment, effective as of 5:01 p.m. ET on March 31, 2017, converted every eight shares of Wheeler’s issued and outstanding common stock, $0.01 par value per share, into one share of Wheeler’s common stock, $0.08 par value per share. Pursuant to the first Amendment, no fractional shares will be issued in connection with the Reverse Stock Split. Instead, Wheeler’s transfer agent will aggregate all fractional shares that otherwise would have been issued as a result of the Reverse Stock Split and those shares will be sold into the market. Shareholders who would otherwise hold a fractional share of Wheeler’s common stock will receive a cash payment from the net proceeds of the sale in lieu of such fractional share. The second Amendment, effective as of 5:02 p.m. ET on March 31, 2017, reduced the par value of the Company’s issued and outstanding common stock to $0.01 per share and reduced the number of the Company’s authorized shares of common stock, on a one-for-eight basis, from 150,000,000 shares to 18,750,000 shares.

The foregoing description of the Amendments is a summary and is qualified in its entirety by the terms of the Amendments, copies of which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference into this Item 5.03. The new specimen stock certificate for Wheeler’s common stock, $0.01 par value per share is filed as Exhibit 4.1 to this Current Report on Form 8-K.

On March 31, 2017 the Company issued a press release announcing the effectiveness of the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS.

Trading in the Company’s common stock on a split-adjusted basis began at the market open on April 3, 2017. The Company’s common stock will continue trading on NASDAQ under the symbol “WHLR” but will be assigned the new CUSIP number of 963025705.

As a result of the Reverse Stock Split, adjustments are required to be made to certain of the Company’s outstanding securities including its publically traded warrants, Series B Convertible Preferred Stock and Series D Cumulative Convertible Preferred Stock (collectively the “Publically Traded Securities”). The key adjustments made to certain terms of the Publically Traded Securities affected by the Reverse Stock Split are summarized in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2015 Long-Term Incentive Plan

In connection with the Reverse Stock Split, the total number of authorized shares of the Company’s common stock that may be issued under its 2015 Long-Term Incentive Plan (the “2015 Plan”) (including shares already issued pursuant to awards) was proportionately adjusted from 1,000,000 shares to 125,000 shares to reflect the Reverse Stock Split. Any other affected terms of the 2015 Plan and any awards thereunder were adjusted to the extent necessary to reflect proportionately the Reverse Stock Split.

2016 Long-Term Incentive Plan

In connection with the Reverse Stock Split, the total number of authorized shares of the Company’s common stock that may be issued under its 2016 Long-Term Incentive Plan (the “2016 Plan”) (including shares already issued pursuant to awards) was proportionately adjusted from 5,000,000 shares to 625,000 shares to reflect the Reverse Stock Split. Any other affected terms of the 2016 Plan and any awards thereunder were adjusted to the extent necessary to reflect proportionately the Reverse Stock Split.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

3.1	Wheeler Real Estate Investment Trust, Inc., Articles of Amendment.

3.2	Wheeler Real Estate Investment Trust, Inc., Articles of Amendment.

4.1	Form of Common Stock Certificate of Wheeler Real Estate Investment Trust, Inc.

99.1	Press Release announcing effectiveness of the reverse stock split, dated March 31, 2017.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer

Dated: April 3, 2017

EXHIBIT INDEX

Number	Description of Exhibit

3.1	Wheeler Real Estate Investment Trust, Inc., Articles of Amendment.

3.2	Wheeler Real Estate Investment Trust, Inc., Articles of Amendment.

4.1	Form of Common Stock Certificate of Wheeler Real Estate Investment Trust, Inc.

99.1	Press Release announcing effectiveness of the reverse stock split, dated March 31, 2017.